Exhibit 99.1

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, Massachusetts 02453

Repligen Reports First Quarter 2023 Financial Results

and Updates Full Year 2023 Financial Guidance

•	Reports first quarter revenue of $182.7 million, with base business growth of 4% as reported and 7% at constant currency
•	Reports first quarter gross margin of 55.2% on both GAAP and adjusted (non-GAAP) basis
•	Closed on acquisition of single-use bag manufacturer FlexBiosys Inc. in April

WALTHAM, Mass., May 2, 2023 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first fiscal quarter ended March 31, 2023. Provided in this press release are financial highlights for the quarter, updates to our financial guidance for the year 2023 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer of Repligen said, “Given the challenging macro environment, I am very happy with our overall performance in the first quarter, with year-over-year base business growth of 7% at constant currency. In the quarter, we saw strong performance from our Chromatography and Proteins franchises, while Filtration was down—reflecting the predicted drop-off in COVID-related revenue. Strategically, we continue to build out our Fluid Management portfolio with the April acquisition of FlexBiosys, adding single-use bags to our suite of products. As we move through the first half of 2023, our R&D team is poised to deliver four new products supporting our Systems, Analytics and Filtration businesses. Overall, we continue to be bullish on the medium- to long-term growth in bioprocessing but expect 2023 to be a challenging year due to a slower recovery in order growth, especially in AsiaPac. We now expect 4% to 8% base business growth for the company.”

Business and Financial Highlights

First Quarter and Year-to-Date 2023 Business Highlights

•	We are seeing a pick up in orders for cell and gene therapy and mRNA and modest order recovery in CDMO markets, offset by overall softness in AsiaPac, particularly in China.

•	We closed on our acquisition of FlexBiosys Inc. in April, expanding our fluid management portfolio with 2D and 3D single-use bags and assemblies.

•	We completed the commercial launch of large-scale controllers to support our XCell® ATF product line.

First Quarter 2023 Financial Highlights

REVENUE

•	Total revenue for the first quarter of 2023 was $182.7 million compared to $206.4 million for the first quarter of 2022, a year-over-year decrease of 12% as reported, and down 9% at constant currency.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the first quarter of 2023 was $100.8 million compared to $124.0 million for the first quarter of 2022. Adjusted gross profit (non-GAAP) for the first quarter of 2023 was $100.8 million, a decrease of 19% compared to $124.6 million for the first quarter of 2022.

•

Gross margin (GAAP) for the first quarter of 2023 was 55.2%, compared to 60.1% for the first quarter of 2022. Adjusted gross margin (non-GAAP) for the first quarter was 55.2%, compared to 60.4% in the 2022 period, a year-over-year decrease of approximately 520 basis points.

INCOME FROM OPERATIONS

•

Income from operations (GAAP) for the first quarter of 2023 was $31.3 million, compared to $60.0 million for the first quarter of 2022. Our GAAP income from operations for the quarter included an expense of $1.2 million related to contingent consideration. Adjusted income from operations (non-GAAP) for the first quarter of 2023 was $40.9 million, a year-over-year decrease of 39% compared to $67.4 million for the first quarter of 2022.

NET INCOME

•

Net income (GAAP) for the first quarter of 2023 was $28.8 million, a year-over-year decrease of 39% compared to $47.0 million for the first quarter of 2022. Adjusted net income (non-GAAP) for the first quarter of 2023 was $36.3 million, a year-over year decrease of 32% compared to $53.7 million for the first quarter of 2022.

NET INCOME PER SHARE-Diluted (EARNINGS PER SHARE-Diluted)

•

Net income per share (GAAP) for the first quarter of 2023 was $0.51 on a fully diluted basis, compared to $0.81 for the first quarter of 2022. Adjusted net income per share (non-GAAP) for the first quarter of 2023 was $0.64 on a fully diluted basis, compared to $0.92 for the first quarter of 2022.

EBITDA

•

Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure, for the first quarter of 2023 decreased to $46.6 million compared to $71.4 million for the first quarter of 2022. Adjusted EBITDA for the first quarter of 2023 was $48.9 million, compared to $72.2 million for the first quarter of 2022.

CASH

•	Our cash, cash equivalents and short term investments at March 31, 2023 were $618.0 million, compared to $623.8 million at December 31, 2022.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2023

Our financial guidance for the fiscal year 2023 is based on expectations for our existing business. This guidance includes the impact of our FlexBiosys acquisition and excludes the impact of potential additional acquisitions, and future fluctuations in foreign currency exchange rates.

YEAR 2023 GUIDANCE:

•

Total reported revenue is expected to be in the range of $720-$760 million, a 5% downward adjustment to our previous guidance of $760-$800 million. We continue to expect COVID-related revenue to be in the range of $30-$40 million. For our base business, we are expecting growth of 4%-8% as reported and at constant currency, compared with our previous guidance of 11%-15% as reported and 12%-16% at constant currency.

•	Gross margin is expected to be 52%-53% on both a GAAP and non-GAAP basis, an adjustment from our previous guidance of 52.5%-53.5%.

•

Income from operations is expected to be in the range of $111-$116 million on a GAAP basis, compared to our previous guidance of $135-$141 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $153-$158 million, compared with our previous guidance of $176-$182 million. Adjusted operating margin is expected to be in the range of 20.5%-21.5%, compared to our previous guidance of 22.5%-23.5%.

•

Net income is expected to be in the range of $97-$101 million on a GAAP basis, compared to our previous guidance of $112-$117 million. Adjusted (non-GAAP) net income is expected to be in the range of $134-$138 million, compared to our previous guidance of $149-$154 million. This reflects a tax rate of 20% on adjusted pre-tax income, consistent with our previous guidance.

•

Net income per share (GAAP) is expected to be in the range of $1.70-$1.77 on a fully diluted basis, compared with our previous guidance of $1.96-$2.04. Adjusted net income per share (non-GAAP) is expected to be in the range of $2.35-$2.42 on a fully diluted basis, compared to our previous guidance of $2.61-$2.69.

Our non-GAAP guidance for the fiscal year 2023 excludes the following items:

•	$2.8 million estimated acquisition and integration expenses in SG&A.

•	$30.1 million estimated intangible amortization expense in SG&A.

•	$1.8 million in amortization of debt issuance expense (Other income (expense)).

•	$8.7 million estimated contingent consideration expense related to our Avitide acquisition and estimates for time value of money implications.

Our non-GAAP guidance for the fiscal year 2023 includes:

•

An income tax increase of $6.3 million, representing the tax impact on acquisition and integration costs, intangible amortization and contingent consideration expense, and amortization of debt issuance costs.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, May 2, 2023, at 8:30 a.m. ET, to discuss first quarter 2023 financial results, corporate developments and financial guidance for the year 2023. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 1872405.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency; adjusted gross profit and adjusted gross margin; adjusted cost of sales; adjusted R&D expense; adjusted SG&A expense; adjusted income from operations; adjusted net income; adjusted net income per share-diluted; earnings before interest, taxes, depreciation and amortization (EBITDA); and adjusted EBITDA. The Company provides organic revenue growth rates, which exclude the impact of both foreign currency translation and the impact of acquisition revenue for current year periods that have no prior year comparable in order to facilitate a comparison of its current revenue performance. The Company provides revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, intangible amortization costs, contingent consideration related to the Company’s acquisitions, amortization of debt issuance costs related to Company’s convertible debt, non-cash interest expense, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration, Chromatography, Process Analytics, Fluid Management and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Hampshire, New Jersey and New York), and we also have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at http://www.repligen.com. Follow us on LinkedIn and Twitter.

Forward-Looking Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including our year 2023 financial guidance, cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance and success of our strategic partnerships , the expected performance and integration of our acquired businesses (including our 2023 acquisition of FlexBiosys), expectations regarding manufacturing expenses, plans for gross margin expansion, our ability to continue to generate, and the magnitude of, COVID-related revenue, and management’s strategy, plans and objectives for operations or future acquisitions, product development and sales, selling, general and administrative expenditures, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the ongoing effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers, as well as on our revenues; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses (including FlexBiosys) into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to manage expenses; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequently filed reports with the Securities and Exchange Commission (the Commission), including our Quarterly Reports on Form 10-Q and current reports on Form 8-K that we file with the Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Product revenue	$182,621	$206,363
Royalty and other revenue	39	37

Total revenue	182,660	206,400
Costs and expenses:
Cost of product revenue	81,845	82,356
Research and development	12,154	12,155
Selling, general and administrative	56,170	54,300
Contingent consideration	1,235	(2,411)

	151,404	146,400

Income from operations	31,256	60,000
Investment income	5,486	77
Interest expense	(270)	(292)
Amortization of debt issuance costs*	(457)	(452)
Other income (expenses)	77	(402)

Income before income taxes	36,092	58,931
Income tax provision	7,263	11,967

Net income	$28,829	$46,964

Earnings per share:
Basic	$0.52	$0.85

Diluted*	$0.51	$0.81

Weighted average common shares outstanding:
Basic	55,590,270	55,352,886

Diluted*	57,049,079	58,816,354

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares in the denominator of the weighted average diluted EPS calculation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the three months ended March 31, 2022, the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

Balance Sheet Data:	March 31, 2023	December 31, 2022
Cash, cash equivalents, and short term investments	$618,018	$623,757
Working capital	613,482	593,922
Total assets	2,538,234	2,524,658
Long-term obligations*	192,421	209,762
Accumulated earnings	426,101	397,272
Stockholders’ equity	1,940,492	1,910,700

*	Includes long-term portion of the contingent consideration obligation related to the acquisition of Avitide Inc.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP INCOME FROM OPERATIONS	$31,256	$60,000
ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition and integration costs	1,037	3,189
Contingent consideration	1,235	(2,411)
Intangible amortization	7,324	6,593

ADJUSTED INCOME FROM OPERATIONS	$40,852	$67,371

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP NET INCOME	$28,829	$46,964
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	1,037	3,189
Contingent consideration	1,235	(2,411)
Intangible amortization	7,324	6,593
Amortization of debt issuance costs	457	452
Tax effect of non-GAAP charges	(2,583)	(1,042)

ADJUSTED NET INCOME	$36,299	$53,745

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP NET INCOME PER SHARE—DILUTED	$0.51	$0.81
ADJUSTMENTS TO NET INCOME PER SHARE—DILUTED:
Acquisition and integration costs	0.02	0.05
Contingent consideration	0.02	(0.04)
Intangible amortization	0.13	0.11
Amortization of debt issuance costs(1)	0.01	0.00
Tax effect of non-GAAP charges	(0.05)	(0.02)

ADJUSTED NET INCOME PER SHARE—DILUTED	$0.64	$0.92

(1)

Represents amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 are already reflected in the GAAP net income per share—diluted EPS under the if-converted method of calculating diluted EPS.

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP NET INCOME	$28,829	$46,964
ADJUSTMENTS:
Investment income	(5,486)	(77)
Interest expense	270	292
Amortization of debt issuance costs	457	452
Income tax provision	7,263	11,967
Depreciation	7,901	5,213
Amortization(1)	7,351	6,621

EBITDA	46,585	71,432
OTHER ADJUSTMENTS:
Acquisition and integration costs	1,037	3,189
Contingent consideration	1,235	(2,411)

ADJUSTED EBITDA	$48,857	$72,210

(1)	Includes amortization of milestone payments in accordance with GAAP of $28 and $27 for the three months ended March 31, 2023 and 2022, respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP COST OF SALES	$81,845	$82,356
ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	11	(527)

ADJUSTED COST OF SALES	$81,856	$81,829

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP R&D	$12,154	$12,155
ADJUSTMENT TO R&D:
Acquisition and integration costs	22	(317)

ADJUSTED R&D	$12,176	$11,838

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP SG&A EXPENSE	$56,170	$54,300
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,070)	(2,345)
Intangible amortization	(7,324)	(6,593)

ADJUSTED SG&A EXPENSE	$47,776	$45,362

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME	$97,000	$101,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,815	2,815
Anticipated pre-tax amortization of acquisition-related intangible assets	30,069	30,069
Amortization of debt issuance costs	1,834	1,834
Contingent consideration	8,735	8,735
Tax effect of intangible amortization and integration	(6,320)	(6,320)
Guidance rounding adjustment	(133)	(133)

GUIDANCE ON ADJUSTED NET INCOME	$134,000	$138,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE—DILUTED	1.70	1.77
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE—DILUTED:
Acquisition and integration costs	0.05	0.05
Anticipated pre-tax amortization of acquisition-related intangible assets	0.53	0.53
Amortization of debt issuance costs	0.03	0.03
Contingent consideration	0.15	0.15
Tax effect of intangible amortization and integration	(0.11)	(0.11)
Guidance rounding adjustment	—	—

GUIDANCE ON ADJUSTED NET INCOME PER SHARE—DILUTED	$2.35	$2.42

Totals may not add due to rounding.